Exhibit 99.1

INNODATA ANNOUNCES THAT TODD SOLOMON HAS RESIGNED FROM ITS BOARD OF DIRECTORS

NEW YORK - December 24, 2013 - INNODATA INC. (NASDAQ: INOD) today announced that Todd Solomon has resigned as a director of the company effective December 18, 2013. With the resignation of Todd Solomon, the board of directors has six members, of which five are outside directors.

Jack Abuhoff, chairman and CEO of Innodata, said, “Todd's leadership and guidance over these past years has been invaluable. The entire Board and I wish to thank Todd for his unwavering commitment to the company and the insightful counsel he has consistently and generously provided.”

Todd Solomon said, “I very much enjoyed my tenure at Innodata, and I resign confident in the management team, the directors and the prospects for Innodata’s growth and development.”

Innodata Inc. (NASDAQ: INOD) is a leading provider of business process, technology and consulting services, as well as products and solutions, that help our valued clients create, manage, use and distribute digital information.  Propelled by a culture of quality, service and innovation, we have developed a client base that includes many of the world's preeminent media, publishing and information services companies, as well as leading enterprises in information-intensive industries such as aerospace, defense, financial services, government, healthcare, high technology, insurance, intelligence, manufacturing and law.

Recent honors include EContent Magazine's EContent 100, KMWorld Magazine's 100 Companies That Matter in Knowledge Management, the International Association of Outsourcing Professionals' (IAOP) Global Outsourcing Top 100, D&B India's Leading ITeS and BPO Companies and the Black Book of Outsourcing's Top List of Leading Outsourcing Providers to the Printing and Publishing Business.

Headquartered in the New York metro area, Innodata has offices and operations in the United States, the United Kingdom, Israel, India, Sri Lanka, and the Philippines.

Safe Harbor Statement

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words "project," "head start," "believe," "expect," "should," "anticipate," "indicate," "point to," "forecast," “prospect,” "likely", "optimistic"  “confident,” and other similar expressions generally identify forward-looking statements, which speak only as of their dates.

These forward-looking statements are based largely on our current expectations, and are subject to a number of risks and uncertainties, including, without limitation, the matters relating to our IADS segment that are discussed in our recent filings and press releases and the risks and uncertainties of early-stage companies generally; the primarily at-will nature of the Company's contracts with its Content Services segment customers and the ability of the customers to reduce, delay or cancel projects; continuing Content Services segment revenue concentration in a limited number of customers; continuing Content Services segment reliance on project-based work; inability to replace projects that are completed, cancelled or reduced; depressed market conditions; changes in external market factors; the ability and willingness of our customers and prospective customers to execute business plans which give rise to requirements for digital content and professional services in knowledge processing; difficulty in integrating and deriving synergies from acquisitions, joint ventures and strategic investments; potential undiscovered liabilities of companies that we acquire; changes in our business or growth strategy; the emergence of new or growing competitors; various other competitive and technological factors; and other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission. Actual results may differ significantly.

Actual results could differ materially from the results referred to in the forward-looking statements.  In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements contained in this release will occur.

Company Contact

Raj Jain
Vice President
Innodata Inc.
rjain@innodata.com
(201) 371-8024